As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

SONY ERICSSON 401(K) AND SAVINGS PLAN

(Full Title of the Plan)

Sony Ericsson Mobile Communications (USA) Inc.

General Counsel

7001 Development Drive

Research Triangle Park, NC 27709

(Name and Address of Agent For Service)

(919) 472-6073

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Olof Clausson, Esq.

Latham & Watkins

99 Bishopsgate

London EC2M 3XF England

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1) (2)	Amount to be Registered(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, nominal value Swedish Kronor 1.00 each (“Shares”)	1,000,000 Shares	$3.11	$3,110,000.00	$366.05

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts, issuable on deposit of Shares, have been registered pursuant to a separate registration statement on Post-Effective Amendment No. 1 to Form F-6 (No. 333-11870) dated October 23, 2002. Each ADS represents ten Shares.

(3)	Plus such additional number of Shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(4)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Aggregate Offering Price Per Share is based upon the average of the high and low price per ADS on the NASDAQ National Market System (“NASDAQ”) on February 9, 2005. Because each ADS represents ten Shares, the price of the ADS on NASDAQ has been divided by ten to determine the price of a Share.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Telefonaktiebolaget LM Ericsson, a limited liability company under the Swedish Companies Act (the “Company”), for purposes of allowing eligible employees of Sony Ericsson Mobile Communications USA Inc., a 50%-owned joint venture of the Company, to purchase, pursuant to the terms of the Sony Ericsson 401(k) and Savings Plan (the “Plan”), American Depositary Shares, or ADSs, representing ten Shares each and evidenced by American Depositary Receipts, through open market purchases.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that the Company has previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

1.	The Company’s annual report on Form 20-F filed on March 31, 2004 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Company’s latest annual report referred to in 1. above; and

3.	The description of the Shares, contained in Amendment No. 3 to the Company’s Registration Statement on Form F-3, dated August 5, 2002, which contains a description of the Shares registered under Section 12 of the Exchange Act, except to the extent that such description has been superseded by the descriptions in “Item 9, The Offer and Listing” of the Form 20-F described in, and incorporated by reference by, paragraph 1 above.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered under this Registration Statement have been purchased or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4.	Description of Securities.

Inapplicable.

Item 5.	Interests of Named Experts and Counsel.

Inapplicable.

Item 6.	Indemnification of Directors and Officers.

The Company has provided liability insurance coverage for each director and officer for certain losses arising from claims or changes made against them while acting in their capacity as directors and officers of the Company.

Item 7.	Exemption from Registration Claimed.

Inapplicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Sony Ericsson 401(k) and Savings Plan

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. # 556016-0680) dated August 2004.

4.3	Specimen certificate representing Non-restricted B Shares of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

5.1	In lieu of attaching an Internal Revenue Service (“IRS”) determination letter or opinion of counsel that the Plan is qualified under section 401 of the Internal Revenue Code, the Registrant hereby undertakes to submit the Plan, and any amendments thereto, to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)

Item 9.	Undertakings.

A. The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 11th day of February, 2005.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/s/ KARL-HENRIK SUNDSTROM	By:	/s/ CARL OLOV BLOMQVIST
Name:	Karl-Henrik Sundstrom	Name:	Carl Olov Blomqvist
Title:	Chief Financial Officer	Title:	General Counsel

Pursuant to the requirements of the Securities Act, the Sony Ericsson 401(k) and Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Research Triangle Park, State of North Carolina, on February 11, 2005.

SONY ERICSSON 401(K) AND SAVINGS PLAN

By:	Sony Ericsson Mobile Communications (USA) Inc. – Plan Administrator

By:	/s/ A. LEE HILL
Name:	A. Lee Hill
Title:	Chairman: Plan Administration Committee and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Carl Olov Blomqvist and Karl-Henrik Sundstrom, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date

/s/ MICHAEL TRESCHOW Michael Treschow	Chairman of the Board	February 11, 2005

/s/ ARNE MÅRTENSSON Arne Mårtensson	Deputy Chairman of the Board and Director	February 11, 2005

/s/ SIR PETER L. BONFIELD Sir Peter Bonfield	Director	February 11, 2005

/s/ CARL-HENRIC SVANBERG Carl-Henric Svanberg	President & CEO and Director (Principal Executive Officer)	February 11, 2005

/s/ KARL-HENRIK SUNDSTROM Karl-Henrik Sundstrom	Chief Financial Officer (Principal Financial Officer)	February 11, 2005

/s/ EVA-BRITT ALLENIUS Eva-Britt Allenius	Chief Accounting Officer (Principal Accounting Officer)	February 11, 2005

/s/ JAN HEDLUND Jan Hedlund	Employee Representative and Director	February 11, 2005

/s/ PER LINDH Per Lindh	Employee Representative and Director	February 11, 2005

/s/ SVERKER MARTIN-LÖF Sverker Martin-Löf	Director	February 11, 2005

/s/ ECKHARD PFEIFFER Eckhard Pfeiffer	Director	February 11, 2005

/s/ LENA TORELL Lena Torell	Director	February 11, 2005

/s/ NANCY MCKINSTRY Nancy McKinstry	Director	February 11, 2005

/s/ MARCUS WALLENBERG Marcus Wallenberg	Deputy Chairman of the Board and Director	February 11, 2005

/s/ TORBJÖRN NYMAN Torbjörn Nyman	Employee Representative and Director	February 11, 2005

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on the 28th day of January, 2005.

BY:	/s/ JOHN MOORE
NAME:	John Moore
TITLE:	Vice President and General Counsel, Ericsson Inc.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Sony Ericsson 401(k) and Savings Plan

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. # 556016-0680) dated August 2004.

4.3	Specimen certificate representing Non-restricted B Shares of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of Telefonaktiebolaget LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

5.1	In lieu of attaching an Internal Revenue Service (“IRS”) determination letter or opinion of counsel that the Plan is qualified under section 401 of the Internal Revenue Code, the Registrant hereby undertakes to submit the Plan, and any amendments thereto, to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)